SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 April 21, 1999
--------------------------------------------------------------------------------
                        (Date of earliest event reported)


                         Progress Financial Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                         0-14815                             25-2413363
--------------------------------------------------------------------------------
(State of other jurisdiction   (Commission File Number)            (IRS Employer
  of incorporation)                                              Identified No.)


4 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania                19422-0764
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

                                 (610)-825-8800
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)






                        Exhibit Index appears on page 4.

Item 5.           Other Events

         On April 21, 1999, Progress Financial Corporation reported first quarter net income of $1.3 million or diluted earnings per share of $.24 compared with net income of $996 thousand or diluted earnings per share of $.21 for the first quarter of 1998. For further information see the press release attached as Exhibit 99(a) and incorporated herein by reference.

         Also on April 21, 1999, Progress Financial Corporation announced the declaration of its quarterly dividend of $.04 per share to stockholders of record on April 30, 1999, which will be paid on May 14, 1999. For further information, see the press release attached as Exhibit 99(b) and incorporated herein by reference.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                PROGRESS FINANCIAL CORPORATION





Dated:   April 23, 1999                By:      /s/ Michael B. High
                                            ------------------------------------
                                             Michael B. High
                                             Senior Vice President and
                                             Chief Financial Officer

                                  EXHIBIT INDEX




       Exhibit Number                                Description

           99(a) Press Release on First Quarter 1999 earnings issued on April 21, 1999

           99(b) Press Release on dividend declaration issued on April 21, 1999

                                  Exhibit 99(a)

                  Press Release on First Quarter 1999 earnings
                            issued on April 21, 1999

NEWS RELEASE

Contact: Michael B. High, CFO/Senior Vice President
                  (610) 941-4804

                  Patricia Ellick, Director of Investor Relations
                  (610) 941-4838


Progress Financial Corporation Announces First Quarter Earnings of $1.3 Million,
                    a 32.8% Increase over First Quarter 1998


         Blue Bell, PA, April 21, 1999 - Progress Financial Corporation (the "Company" - Nasdaq: PFNC) today reported first quarter net income of $1.3 million or diluted earnings per share of $.24, an increase of 32.8% compared with net income of $996 thousand or diluted earnings per share of $.21 for the first quarter of 1998.
         Commenting on the first quarter results, W. Kirk Wycoff, President and CEO, stated, "We continue to focus on providing loans and deposit services to small business and entrepreneurial clients. In addition, a decline in interest rates emphasizes the need to continue to expand our fee based income. Consistent with both of these objectives, recently established Progress Financial Resources ("PFR") generated insurance commissions of $480 thousand during the quarter. Additionally, Progress Realty Advisors ("PRA") generated loan brokerage fees of $523 thousand contributing to an increase in non-bank fees from $1.1 million to $1.8 million, or 71.9%, over the comparable 1998 quarter."
         The Company's  higher  operating  earnings for the quarter are based on increased earning assets and favorable deposit mix changes, largely due to increasing commercial relationships. Average earning assets for the first quarter of 1999 were $615.2 million compared to $451.5 million for the same period in 1998. The growth in assets relates to a combination of higher loan and lease production and an increase in mortgage-backed securities used to deploy capital raised in the second quarter of 1998. Average loans and leases increased $81.1 million to $428.8 million while average mortgage-backed securities increased $48.5 million to $139.0 million compared to the same quarter of 1998. Consequently, net interest income for the first quarter of 1999 increased $1.0 million or 19.7% over the same period in 1998. The net interest margin was, however, compressed by lower yields on commercial business loans and lease financing.
         Loans and leases outstanding at March 31, 1999 included commercial business loans of $98.7 million, which increased $33.3 million or 51.0%
from March 31, 1998. In addition, commercial real estate loans totaled $137.4 million an increase of $20.9 million or 17.9% from March 31, 1998. Of the total commercial real estate loans 35% are related to business financings while 65% are on income producing properties.


                         Loans and Leases Outstanding *
 (Dollars in Thousands)            March 31,
                                 1999                                                               1998
------------------------------------------------------------------        -----------------------------------------
                                                       QTR Average                                        QTR
                         Actual         % of Total                        Actual       % of Total       Average
Commercial
  Business               $98,739          22.65%          $95,429         $65,394         18.81%       $  68,313
Commercial
  Real Estate            137,387          31.51           137,349         116,529         33.52          113,784
Lease
  Financing               74,223          17.03            73,389          58,525         16.84           57,698
Residential
  Mortgages               48,301          11.08            49,358          56,867         16.36           56,744
Construction              47,610          10.92            44,280          25,322          7.28           25,596
Consumer                  29,707           6.81            28,956          25,006          7.19           25,535
                     -----------      --------------  -----------     -----------     ----------      ----------
    Total               $435,967         100.00%         $428,761        $347,643        100.00%        $347,670
                      ==========        ===========      ========        ========       ========      ==========

*        Includes loans held for sale

         The Company reported non-performing assets of $4.4 million at March 31, 1999 up from $1.9 million at March 31, 1998. The increase in non-performing assets was related entirely to the lease portfolio. Non-performing leases increased from $415 thousand at March 31, 1998 to $3.0 million at March
31, 1999. The Company's non-performing assets to total assets at March 31, 1999 were .66% compared to .46% at March 31, 1998. During the quarter ended March 31, 1999, the Company recorded a $449 thousand provision for possible loan and lease losses compared with $202 thousand for the comparable period in 1998. As of March 31, 1999, the allowance for possible loan and lease losses increased to $4.9 million from $4.1 million at March 31, 1998. The ratio of the allowance for possible loan and lease losses to total loans and leases was 1.11% at March 31, 1999 compared to 1.19% at March 31, 1998. At March 31, 1999 after allowing for cash escrows held for recourse against purchased leases and deducting loans held for sale, the allowance for possible loan and lease losses was 1.24% of total loans and leases.
         Non-interest income for the quarter ended March 31, 1999 amounted to $2.8 million, compared to $1.8 million for the same period in 1998. During the 1999 quarter, the Company recorded $480 thousand in insurance commissions earned by PFR. Loan brokerage and advisory fees were $523 thousand compared to $445 thousand for the same period in the prior year. The increase in fees partially resulted from expanded activities at PRA. The Company recognized other income amounting to $375 thousand from an equity participation realized on a commercial real estate loan. Losses on the sale of securities for the quarter amounted to $160 thousand compared to a gain of $215 thousand for the comparable period in 1998.
         Total non-interest expense was $6.4 million for the quarter ended March 31, 1999 compared to $5.2 million for the quarter ended March 31, 1998. The increase in non-interest expense for the quarter ended March 31, 1999 over the comparable quarter in 1998 was partially due to increases in salaries and employee benefits of $886 thousand as a result of additional employees of acquired and newly formed companies and new positions established within the Company. Other expenses increased by $339 thousand mainly due to increases in professional services, due to the outsourcing of the internal audit function; and occupancy and furniture and equipment expenses, due to recent acquisitions.
         Total assets increased to $666.8 million at March 31, 1999 from $484.3 million at March 31, 1998. Total deposits increased 26.1% to $433.1 million at March 31, 1999 from $343.6 million at March 31, 1998.


         Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through eleven full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Corporation, with offices in Blue Bell, Pennsylvania and Timonium, Maryland, and insurance and financial planning services through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania. In addition, the Company conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania; Richmond and Chesapeake, Virginia; Woodbridge, New Jersey; Wilmington, Delaware; and Raleigh, North Carolina. The Company also conducts business-to-business telemarketing through Procall Teleservices, Inc. and construction and development of assisted living communities through Progress Development Corp. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC".

                             FINANCIAL DATA ATTACHED

                         Progress Financial Corporation
                              Financial Highlights


                                                                                         Three Months Ended
                                                                                             March 31,
                                                                                  --------------- -----------------
                                                                                        1999             1998
                                                                                  --------------- -----------------
Reported Results:
Basic net income per common share (1)                                              $      .26         $   .23
Diluted net income per common share (1)                                                   .24             .21
Dividends per common share (1)                                                            .04             .03
Book value per share(1)                                                                  8.10            6.07

Basic average common shares outstanding (1)                                         5,099,263       4,347,726
Diluted average common shares outstanding (1)                                       5,469,823       4,845,802

Net interest margin (FTE)                                                                4.13%           4.66%
Return on average assets                                                                  .82             .83
Return on average equity                                                                12.88           15.60
Average equity to average assets                                                         6.37            5.35

Ratio of allowance for possible loan and lease losses to total loan and leases
receivable                                                                               1.11            1.19

Ratio of non-performing assets to total assets                                            .66             .46

Ratio of allowance for possible loan and lease losses to non-performing loans
and leases                                                                             110.14          215.14


(1)  Per share amounts have been restated to reflect the 5% stock dividend distributed to shareholders on August
     31, 1998.


                                          Progress Financial Corporation
                                  Consolidated Statements of Financial Condition
                                              (Dollars in Thousands)

                                                                                                          Average Balance
                                                                                 Ending Balance        For the Three Months
                                                                                   March 31,                   Ended
                                                                                                             March 31,
                                                                             ----------- ----------- ------------- ------------
                                                                                1999        1998         1999         1998
                                                                             ----------- ----------- ------------- ------------
Assets:
Cash and due from banks:
   Interest bearing                                                            $22,248   $  2,644   $  16,294     $   2,187
   Non-interest bearing                                                         15,663      8,247      13,770         9,310
Investments:
   Available for sale at fair value (amortized cost: $17,801 in 1999 and        17,366      4,304      17,288         5,823
    $3,985 in 1998)
   Held to maturity at amortized cost (fair value: $18,926 in 1999 and          18,747      7,700      13,843         5,276
    $7,733 in 1998)
Mortgage-backed securities:
   Available for sale at fair value (amortized cost: $131,016 in 1999 and      130,132     46,482     139,048        43,045
   $46,393 in 1998)
   Held to maturity at amortized cost (fair value: $45,250 in 1998)                 --     45,636          --        47,473
Loans and leases receivable, net (net of reserve: $4,854 in 1999 and           410,839    343,523     401,613       343,605
   $4,120 in 1998)
Loans held for sale (fair value: $20,393 in 1999)                               20,274         --      22,550            --
Premises and equipment                                                          10,955      9,623      10,861         9,422
Accrued interest receivable                                                      3,418      2,982       2,707         2,672
Other assets                                                                    17,131     13,116      15,944         14,961
                                                                               -------   --------    --------       --------

     Total assets                                                             $666,773   $484,257    $653,918      $483,774
                                                                              ========  =========    ========      ========

Liabilities and Stockholders' Equity
Liabilities:
Deposits                                                                      $433,098   $343,580    $417,524      $335,167
Federal Home Loan Bank borrowings                                               88,000     45,900      88,000        47,942
Other borrowings                                                                77,344     41,957      79,586        47,116
Advance payments from borrowers                                                  1,772      1,994       1,839         2,704
Accrued interest payable                                                         2,803      2,418       2,685         2,577
Other liabilities                                                                7,079      6,773       7,626         7,383
                                                                               -------    -------     -------       -------
    Total liabilities                                                          610,096    442,622     597,260       442,889
                                                                               -------    -------     -------       -------
  Corporation-obligated mandatorily redeemable capital securities of
  subsidiary trust holding solely junior subordinated debentures of the         15,000     15,000      15,000        15,000
  Corporation

Stockholders' equity:
Serial preferred, $.01 par value;
  1,000,000 shares authorized and unissued                                          --         --          --            --
Junior participating preferred stock - $.01 par value -
   1,010 shares authorized but unissued                                             --         --          --            --
Common stock, $1 par value; 12,000,000 shares authorized; 5,271,000 and
   4,201,000 shares issued at March 31, 1999 and 1998, respectively              5,271      4,201       5,271         4,137
Treasury shares - 107,000 and 0 shares at March 31, 1999 and 1998,              (1,440)        --      (1,937)           --
respectively
Unearned Employee Stock Ownership Plan - 21,000 and 30,000 shares at March
   31, 1999 and 1998, respectively                                                (127)      (161)       (128)         (168)
Unearned compensation - restricted stock                                        (1,094)        --        (495)           --
Capital surplus                                                                 39,217     21,459      39,328        21,104
Retained earnings                                                                  721        864         270           453
Net accumulated other comprehensive income (loss)                                 (871)       272        (651)          359
                                                                              ---------  --------    ---------      -------
Total stockholders' equity                                                      41,677     26,635      41,658        25,885
                                                                               --------  --------     --------      -------
  Total liabilities, Corporation-obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated
  debentures of the Corporation and stockholders' equity                      $666,773   $484,257    $653,918      $483,774
                                                                              ========   ========    ========      ========


Progress Financial Corporation
                        Consolidated Statements of Income
                             (Dollars in Thousands)


                                                                              Three Months Ended
                                                                                   March 31,
                                                                             ---------- -----------
                                                                                  1999        1998
                                                                             ---------- -----------
Interest  income:
  Loans and leases, including fees                                             $ 9,557      $8,293
  Mortgage-backed securities                                                     2,125       1,475
  Investment securities                                                            422         141
  Other                                                                            193          23
                                                                             ---------    --------
    Total interest income                                                       12,297       9,932

Interest expense:
  Deposits                                                                       3,768       3,350
  Federal Home Loan Bank borrowings                                              1,156         682
  Other borrowings                                                               1,158         709
                                                                                 -----      ------
    Total interest expense                                                       6,082       4,741
                                                                                 -----       -----
      Net interest income                                                        6,215       5,191

Provision for possible loan and lease losses                                       449         202
                                                                                ------       -----
      Net interest income after provision for possible loan and lease            5,766       4,989
                                                                                 -----       -----
      losses

Non-interest income:
  Service charges on deposits                                                      420         367
  Lease financing fees                                                             387         365
  Insurance commissions                                                            480          --
  Teleservices fee income                                                          243         174
  Loan brokerage and advisory fees                                                 523         445
  Gain (loss) from sale of securities                                            (160)         215
  Fees and other                                                                   869         239
                                                                                 -----       -----
      Total non-interest income                                                  2,762       1,805
                                                                                 -----       -----

Non-interest expense:
  Salaries and employee benefits                                                 3,504       2,618
  Occupancy                                                                        345         305
  Data processing                                                                  218         249
  Furniture, fixtures and equipment                                                290         254
  Loan and real estate owned expenses, net                                         127         117
  Capital securities expense                                                       398         398
  Professional services                                                            367         191
  Other                                                                          1,195       1,087
                                                                                 -----       -----
      Total non-interest expense                                                 6,444       5,219
                                                                                 -----       -----

Income before income taxes                                                       2,084       1,575
Income tax expense                                                                 761         579
                                                                                ------       -----
      Net Income                                                                $1,323       $ 996
                                                                                ======       =====

Basic net income per common share                                                $0.26       $0.23
                                                                                 =====       =====

Diluted net income per common share                                              $0.24       $0.21
                                                                                 =====       =====

Dividends per common share                                                       $0.04       $0.03
                                                                                 =====       =====

Basic average common shares outstanding                                      5,099,263   4,347,726
                                                                             =========   =========

Diluted average common shares outstanding                                    5,469,823   4,845,802
                                                                             =========   =========

                                                   Exhibit 99(b)

                                       Press Release on dividend declaration
                                             issued on April 21, 1999

                                                                  Exhibit 99(b)
NEWS RELEASE

Contact: Michael B. High -- (610) 941-4804
                  Chief Financial Officer
                  Progress Financial Corporation
                  4 Sentry Parkway - Suite 200
                  Blue Bell, PA  19422

For immediate release:

              Progress Financial Corporation Declares Cash Dividend

         Blue Bell, PA, April 21, 1999 -- Progress Financial Corporation's Board of Directors has declared its regular quarterly cash dividend on its common stock according to W. Kirk Wycoff, Chairman, President and Chief Executive Officer. The $.04 per share cash dividend will be paid on May 14, 1999 to shareholders of record on April 30, 1999.
         Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through eleven full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Corporation, with offices in Blue Bell, Pennsylvania and Timonium, Maryland, and insurance and financial planning services through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania. In addition, the Company conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania; Richmond and Chesapeake, Virginia; Woodbridge, New Jersey; Wilmington, Delaware; and Raleigh, North Carolina. The Company also conducts business to business telemarketing through Procall Teleservices, Inc. and construction and development of assisted living communities through Progress Development Corp. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC."